Exhibit 10.1

STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES OF

NEW ATA HOLDINGS, INC. AND ITS SUBSIDIARIES

1.             Adoption and Purpose of the Plan. New ATA Holdings, Inc., a Delaware corporation (the “Company”), hereby adopts this stock option plan (the “Plan”) providing for the granting of stock options (the “Options”) to certain key employees of the Company and its subsidiaries, in accordance with the terms of the First Amended Joint Chapter 11 Plan for Reorganizing Debtors filed by ATA Holdings Corp. and certain of its affiliates (the “Plan of Reorganization”). The general purpose of the Plan is to promote the interests of the Company and its subsidiaries by providing to their management employees additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, the Company and its subsidiaries.

The Plan provides for the granting of incentive stock options (“Incentive Stock Options”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and nonqualified stock options (“Nonqualified Stock Options”). Each Option agreement (the “Agreement”) shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option.

2.                   Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options to be granted from time to time under the Plan an aggregate of 615,424 shares of common stock, par value $0.0001 (1/100 of 1 cent) per share, of the Company (the “Stock”), which number of shares may be adjusted from time to time in accordance with the terms set forth herein. Some or all of such shares of Stock may be issued upon the exercise of Incentive Stock Options. Shares of Stock issued pursuant to any Option may be authorized and unissued shares of Stock or issued shares of Stock which shall have been reacquired by the Company, in whole or in part, as the Board of Directors of the Company (the “Board”) shall from time to time determine. If any Option granted under the Plan shall expire, terminate or be forfeited or canceled for any reason without having been exercised in full, the relevant Stock subject thereto shall again be available for the purposes of the Plan.

3.            Administration. The Plan shall be administered by the Compensation Committee or another committee (the “Committee”) of the Board designated by the Board. At any time during which the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee shall be comprised of two or more persons, each of whom shall qualify as (a) an “outside director” within the meaning of Section 162(m) of the Code and (b) a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.  Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the terms of all Options granted under the Plan (which need not be identical) including, without limitation, the purchase price of the shares of Stock covered by each Option, the individuals to whom and the time or times at which Options shall be granted, the number of shares to be subject to each Option, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, when an Option can be exercised and whether in whole or in installments.  In making such determinations, the Committee may take into account the nature of the services rendered by employees, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determination of the Committee on the matters referred to in this Section 3 shall be conclusive.

The Committee shall hold its meetings at such times and places as it shall deem advisable, a majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of Committee members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

4.                   Eligibility. Options under the Plan may be granted to any employee of the Company or any of its subsidiaries as defined in Section 424(f) of the Code (each, a “Subsidiary”) selected by the Committee. In no event shall any employee be granted Options in respect of an aggregate of more than 60,000 shares during any calendar year, subject to adjustment as provided herein. A director of the Company or of a Subsidiary who is not also an employee of the Company or of one of its Subsidiaries will not be eligible to receive any Options under the Plan. Options may be granted to employees who hold or have held Options under other plans. An employee who has been granted an Option may be granted additional Options.

5.                   Option Prices. Subject to the provisions set forth in this Section 5 relating to Incentive Stock Options, the purchase price of the Stock under each Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Stock on the date of grant of such Option. Such fair market value shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than Market Price (as defined below) on the date of grant of the Option. No Incentive Stock Options shall be granted to an employee who, at the time the Incentive Stock Options are granted, owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a “10% Shareholder”), unless at the time the Incentive Stock Options are granted (a) the purchase price of the Stock under such Incentive Stock Options is at least 110% of the Market Price of the Stock and (b) the Incentive Stock Options by their terms are not exercisable after the expiration of five years from the date they are granted. For purposes of the Plan, “Market Price” shall mean at any date (or if no shares of Stock were traded on such date, on the next preceding date on which Stock was traded) the (i) mean between the high and low sales prices of a share of Stock underlying the Option on the New York Stock Exchange (“NYSE”), or (ii) if the Stock is not listed on the NYSE, the mean between the high and low sales prices of a share of Stock on the principal national securities exchange on which the Stock is listed, or (iii) if the Stock is not then listed or admitted to trading on any national securities exchange, on the basis of the average of the high bid and low asked quotations for shares of Stock on the day in question in the over-the-counter market as reported by the Nasdaq Stock Market’s National

Market System, or (iv) in all other cases, the value set in good faith by the Committee. In no event shall the purchase price of Stock under a Nonqualified Stock Option be less than the fair market value of the Stock on the date of grant, as determined in a manner consistent with Code Section 409A and its interpretive regulations.

6.                   Term of Options. The term of each Option shall be for such period as the Committee shall determine, but not more than 10 years from the date of granting thereof (except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term of more than five years) or such shorter period as is prescribed in Section 8 hereof.

7.                   Exercise of Options. The Committee shall, in its discretion, determine the installments in which an Option granted under the Plan shall become exercisable and shall specify such terms in the applicable Agreement. In no case may an option be exercised at any time for less than 50 shares (or the remaining shares covered by the Option if less than 50).

Payment shall be made in cash or, unless otherwise provided in the applicable Agreement, in whole shares of Stock already owned by the holder of the Option or partly in cash and partly in such shares; provided, however, that if shares of Stock are to be used to satisfy the exercise price such shares shall have been acquired (i) at least six months prior to the exercise date (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or (ii) in an open market purchase. An Option may be exercised by written notice to the Company. Such notice shall state that the holder of the Option elects to exercise the Option, the number of shares in respect of which the Option is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares. Cash payments shall be made by wire transfer or check payable to the order of the Company. Stock payments (valued at Market Price on the date of exercise) shall be made by delivery of (i) stock certificates in negotiable form or (ii) a completed attestation form prescribed by the Company setting forth the whole shares of stock owned by the holder which the holder wishes to utilize to satisfy the exercise price. If certificates representing stock are used to pay all or part of the purchase price of an option, a separate certificate shall be delivered by the Company representing the same number of shares as each certificate so used, and an additional certificate shall be delivered representing the additional shares to which the holder of the Option is entitled as a result of the exercise of the Option. Except as otherwise provided herein, no Option may be exercised at any time unless the holder thereof is then a full-time employee of the Company or a Subsidiary. The holder of an Option shall have none of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares are transferred to the holder upon the exercise of the Option.

The aggregate Market Price of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Market Price as of the date each respective

Incentive Stock Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

8.             Termination of Employment. If the holder’s employment shall terminate or the holder shall become a part-time employee (as defined in the Company’s employment policies or practices or, in the absence thereof, as defined by the Committee, on the date the Option is granted) prior to the complete exercise of an Option, then such Option shall thereafter be exercisable solely to the extent provided herein; provided, however, that (a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the holder’s employment terminates by reason of death, Disability (as defined in Section 422(c)(6) of the Code) or retirement after age 60, the Option shall be accelerated in accordance with Section 11 and shall remain exercisable for a period of one year following such termination (but not later than the scheduled expiration of such Option); (c) any termination by the Company for Cause (as defined below) will be treated in accordance with the provisions of the next succeeding paragraph; and (d) if the holder’s employment terminates for any other reason, or the holder becomes a part-time employee, the Option shall remain exercisable for a period of three months following the date of such termination or such conversion to part-time employment (unless the Agreement provides otherwise). The holder must be a full-time salaried employee of the Company or a Subsidiary on the vesting dates set forth in the Option Agreement in order to become vested in the shares that are scheduled to become vested on such dates.

Prior to the exercise of any Option, if the holder’s employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary for Cause, then all Options whether exercisable or unexercisable held by such holder shall immediately terminate. Cause shall have the meaning established by the Committee or, in the absence thereof, shall mean (y) gross negligence or willful misconduct in the performance of the material duties and services required of a holder or (z) the conviction of a felony or a crime involving an act of moral turpitude; provided, however, that if such termination occurs within 12 months after a Significant Event (as defined herein), Cause shall only have the meaning set forth in clause (z) of the immediately preceding sentence.

The Committee may determine whether any given leave of absence constitutes a termination of employment. Options granted under the Plan shall not be affected by any change of position so long as the holder continues to be a full-time employee of the Company or a Subsidiary.

9.             Nontransferability of Options.   Except as provided in this Section 9, no Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution. The designation of a beneficiary by an Option holder shall not constitute a transfer. With the approval of the Committee, a Nonqualified Stock Option may be transferred by gift to any member of the holder’s immediate family or to a trust for the benefit of one or more of such immediate family members. For the purposes of this Section 9, “immediate family” shall mean the spouse, children and grandchildren, parents, grandparents, former spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the employee’s household (other than as a tenant or employee).

10.                 Acceleration of Vesting. In the event of any Significant Event (as defined in Section 11), or if a holder’s employment shall terminate by reason of death, Disability or retirement after age 60, then, notwithstanding any contrary vesting period in any Agreement or in the Plan, and unless the applicable Agreement provides otherwise, each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby.

11.                 Significant Event. Each of the following shall be a Significant Event:

(a)                 (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of capital stock of the Company entitled to vote generally in any election of directors (“Voting Stock”) would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the outstanding Voting Stock immediately prior to the merger have the same proportionate voting interests in the capital stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (iii) the adoption of any plan for the liquidation or dissolution of the Company; or

(b)                 during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. No transaction contemplated in the Plan of Reorganization shall be deemed a Significant Event.

12.          Effect of Certain Changes. Notwithstanding any other provisions of the Plan, unless the Agreement provides otherwise, the Committee shall adjust the number of shares subject to each unexercised or unvested Option and the option prices upon the occurrence of an event described in the next paragraph. Upon any such event, the aggregate number of shares available under the Plan shall also be appropriately adjusted by the Committee, whose determination shall be conclusive.

In the event of changes in the outstanding Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends or any like change or in the event of any reorganization, recapitalization, merger, consolidation, acquisition of property or stock, separation or liquidation of the Company, or any other event similarly affecting the

Company, the Committee shall have the right, but not the obligation, to (a) appropriately adjust the number of shares of Stock subject to outstanding Options and the related purchase prices or (b) provide that outstanding Options shall be canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Committee in good faith.

Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Any fractional shares resulting from such adjustment shall be eliminated.

13.                 Written Agreement. Each Option shall be evidenced by an Agreement which may contain such terms as the Committee from time to time shall approve provided that such terms are not inconsistent with the provisions of the Plan. Unless the Agreement specifies otherwise, the effective date of the granting of an Option shall be the date on which the Committee approves such grant. Each grantee of an Option shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant of Options shall terminate if such written Agreement is not signed by such grantee (or his attorney) and delivered to the Company within 60 days after the effective date of such grant.

14.                 Termination and Amendment. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Option shall be granted after February 28, 2016. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of voting stock of the Company present and voting at a duly held meeting at which a quorum is present, (a) increase the maximum number of shares of Stock as to which Options may be granted under the Plan other than pursuant to the anti-dilution provision of Section 12 hereof, (b) change the class of employees eligible to receive Options or (c) adopt such other amendment for which stockholder approval is required by law or the rules of any exchange upon which the Stock is listed. No termination, modification or amendment of the Plan may, without the consent of the employee to whom any Option shall theretofore have been granted, adversely affect the rights of such employee under such Option.

15.                 Effectiveness of the Plan. The Plan shall become effective upon its adoption by the Board, but the grant of any Incentive Stock Option shall be subject to the approval of the holders of a majority of the outstanding shares of voting stock of the Company, which approval must occur within 12 months after the date the Plan is adopted by the Board.

16.                 Tax Withholding. In connection with the transfer of shares of Stock as a result of the exercise of an Option or upon any other event that would subject the holder of an Option to taxation, the Company shall have the right to require the holder to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares of Stock in value sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (‘‘Withholding Tax”), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 16, the value of shares of Stock so retained or surrendered shall be the Market Price on the date that the amount of the Withholding Tax is to he determined (the “Tax Date”), and the value of shares of Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

Notwithstanding the foregoing, the employee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Stock sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Each election by an employee to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (a) the election must be in writing and made on or prior to the Tax Date; and (b) the election shall be subject to the disapproval of the Committee.

17.          Section 16 Persons. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.          Code Section 409A Standards. This Plan, and all Options and all Option Agreements shall be effected and interpreted in a manner consistent with the standards of nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations (the “Section 409A Standards”). To the extent that any provisions of the Plan, an Option, or an Agreement would subject an employee to gross income inclusion, interest, or additional taxation under Code Section 409A, those provisions shall be superseded by the applicable Section 409A Standards.